UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

GATES INDUSTRIAL CORPORATION PLC

(Exact Name of Registrant as Specified in its Charter)

England and Wales	Not Applicable
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

1551 Wewatta Street, Denver, Colorado	80202
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Ordinary Shares, $0.01 par value per share	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-222310

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1.	Description of Registrant’s Securities to be Registered.

For a description of the Ordinary Shares, par value $0.01 per share, of Gates Industrial Corporation plc (the “Registrant”) being registered hereunder, reference is made to the information set forth under the heading “Description of Ordinary Shares” contained in the Registrant’s Registration Statement on Form S-1 (File No. 333-222310), as initially filed with the Securities and Exchange Commission (the “Commission”) on December 27, 2017 (as amended, the “Registration Statement”), and in the prospectus included in the Registration Statement to be filed separately by the Registrant with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which prospectus shall be deemed incorporated by reference herein.

Item 2.	Exhibits.

Under the “Instructions as to Exhibits” section of Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are to be registered on the New York Stock Exchange and the securities to be registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

GATES INDUSTRIAL CORPORATION PLC

Date: January 25, 2018	By:	/s/ Jamey S. Seely
	Name:	Jamey S. Seely
	Title:	Executive Vice President, General Counsel and Corporate Secretary